UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2006

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 483-7111

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.06   Material Impairments.

        On June 29, 2006, the Board of Directors of the Company determined that the Company would be required to record a pre-tax impairment charge of approximately $45 million. The charge is related to the development of a software platform to replace major portions of the existing order capture, billing and pricing systems within the Financial Services segment and a portion of the Small Business Services segment. For a description of the facts and circumstances leading to the conclusion that the impairment charge is required, see the press release attached hereto at Exhibit 99.1 and made a part hereof. The Company does not anticipate any future cash expenditures resulting from the impairment charge.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

        (d)   Exhibits

99.1	Press release of Deluxe Corporation dated June 29, 2006.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   June 30, 2006

DELUXE CORPORATION

/s/ Terry D. Peterson

Terry D. Peterson

Chief Financial Officer, Vice President,

Controller and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release of Deluxe Corporation dated June 29, 2006